Exhibit 99.1

Privia Health Reports Strong Third Quarter and Year-to-Date 2026 Results

–YTD’26 Net Income of $25.6M, +85.9% from YTD’25
–YTD’26 Adjusted EBITDA of $114.7M, +21.9% from YTD’25
–Full-Year 2026 Guidance Raised to Above High End for All Key Financial Metrics
–Expands VBC Footprint with Acquisition of American Choice Healthcare MSSP Business
–Exits Montana Partnership effective January 2027

ARLINGTON, VA – November 5, 2026 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter and nine-month periods ended September 30, 2026.
Third Quarter Performance

	Three Months Ended September 30,
(unaudited; $ in millions, except per share amounts)	2026	2025	Change (%)*
Total revenue	$657.0	$580.4	13.2%
Gross profit	$134.7	$122.6	9.9%
Operating income	$20.5	$14.4	42.6%
Net income [a]	$13.5	$6.9	96.6%
Non-GAAP adjusted net income [b]	$28.0	$24.1	16.3%
Net income per share	$0.10	$0.05	100.0%
Non-GAAP adjusted net income per share [b]	$0.21	$0.19	10.5%

*Any slight variations in totals are due to rounding.
a.Net income for the three months ended September 30, 2026, included $14.0 million in non-cash stock compensation expense. Net income for the three months ended September 30, 2025 included $19.0 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics c

	Three Months Ended September 30,
(unaudited; $ in millions)	2026	2025	Change (%)

Implemented Providers	5,893	5,250	12.2%
Value-Based Care Attributed Lives	1,676,000	1,406,000	19.2%
Practice Collections	$1,028.8	$940.4	9.4%
Care Margin	$138.1	$125.2	10.3%
Platform Contribution	$73.9	$70.6	4.8%
Adjusted EBITDA	$40.6	$38.2	6.3%

c.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.

Nine-Month Performance

	For the Nine Months Ended September 30,
($ in millions, except per share amounts)	2026	2025	Change (%)

Total revenue	$1,893.4	$1,581.7	19.7%
Gross profit	$389.3	$339.0	14.8%
Operating income	$39.7	$23.0	73.1%
Net income [a]	$25.6	$13.8	85.9%
Non-GAAP adjusted net income b d e	$77.6	$65.3	18.9%
Net income per share	$0.19	$0.11	72.7%
Non-GAAP adjusted net income per share b d e	$0.59	$0.51	15.7%

a.Net income for the nine months ended September 30, 2026 included $55.3 million in non-cash stock compensation expense. Net income for the nine months ended September 30, 2025 included $55.6 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics b d e

	For the Nine Months Ended September 30,
($ in millions)	2026	2025	Change (%)

Practice Collections	$2,913.6	$2,601.9	12.0%
Care Margin b d	$399.0	$345.7	15.4%
Platform Contribution b d	$209.9	$179.8	16.8%
Adjusted EBITDA b d e	$114.7	$94.1	21.9%

Expands VBC Footprint with Acquisition of American Choice Healthcare MSSP Business
This week, the Company announced the acquisition of American Choice Healthcare MSSP, LLC, a wholly-owned subsidiary of Cano Health. This Accountable Care Organization (ACO) will care for more than 36,000 attributed lives in the Medicare Shared Savings Program (MSSP), increasing VBC attributed lives in ten existing Privia states and adding lives in three new states, starting January 1, 2027.
Privia Health paid approximately $36 million at closing using its balance sheet cash. The transaction is expected to have minimal impact on all key metrics in 2026 and positively contribute to Attributed Lives and Adjusted EBITDA in 2027.
Exits Montana Partnership effective January 2027
Privia Health has agreed to end its partnership with Surgery Partners in Montana effective January 2027. The Company supports 69 providers and generated approximately $23 million in annual Practice Collections in Montana. This is expected to have no material impact on Adjusted EBITDA in 2027.
Capital Resources
Privia Health's balance sheet at September 30, 2026, included cash and cash equivalents of $446.3 million and no debt. The Company’s cash balance does not reflect the acquisition of American Choice Healthcare MSSP, LLC at the end of October 2026. We expect to end this year with at least $520 million in cash and cash equivalents, including the American Choice Healthcare transaction and assuming the 2025 MSSP cash settlement and related provider disbursements occur before year end based on current accruals.

Updated Full-Year 2026 Guidance d e f g
Privia Health raised its full-year 2026 outlook as follows:

	FY 2025	Initial FY 2026 Guidance at 2.27.26 [d]		Updated FY 2026 Guidance at 11.5.26
($ in millions)	Actual	Low	High
Implemented Providers	5,380	5,900	6,000	High End
Attributed Lives	1,541,000	1,550,000	1,600,000	1,675,000 - 1,690,000
Practice Collections	$3,470.5	$3,650	$3,750	$ 3,900 - 3,950
GAAP Revenue	$2,122.8	$2,350	$2,450	$ 2,500 - 2,550
Care Margin d e f	$462.2	$515	$530	$ 535 - 540
Platform Contribution d e	$234.8	$260	$270	$ 280 - 285
Adjusted EBITDA d e f	$125.5	$145	$155	$ 154 - 157
•Expect approximately 70% of Adjusted EBITDA to convert to free cash flow in full-year 2026, including the American Choice Healthcare transaction and assuming the 2025 MSSP cash settlement and related provider disbursements occur before year end based on current accruals
•Guidance does not assume any new business development activity
•Guidance for Implemented Providers includes 69 providers in Montana

d.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit, Operating Income and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
e.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
f.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly press releases.
g.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on November 5, 2026, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. Go to https://register-conf.media-server.com/register/BI3e1a918b115e49a7b2ba6510d843a3c5 in order to pre-register and obtain your dial-in number and passcode to join the live conference call.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is one of the largest physician enablement companies in the United States with a presence in 25 states and the District of Columbia. Privia builds scaled provider networks with primary-care centric medical groups, risk-bearing entities, a physician-led governance structure, and the Privia Platform comprising an extensive suite of technology and service solutions. Privia collaborates with medical groups, health plans and health systems to optimize ~1,400 physician practices, improve the patient experience for 6.3+ million patients, and reward 5,800+ physicians and advanced practitioners for delivering high-value care.
Privia’s mission is to transform healthcare delivery to achieve better outcomes, lower costs, and improve the health of communities and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2026. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: the heavily regulated industry in which we operate, and any failure by us or our medical groups to comply with the extensive applicable healthcare laws and government regulations; the complexity of the legal framework governing our relationships with Medical Groups, some of which we do not own, and Privia providers, and the impact of legal challenges or shifting interpretations of applicable laws; the execution of our growth strategy, which may not prove viable and we may not realize expected results; difficulties timely implementing our proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in our industry; challenges in successfully establishing a presence in new geographic markets; the impact of failures by or service disruptions at key third-party vendors, such as our primary electronic medical record vendor, athenahealth, Inc.; potential decreases in reimbursement rates by governmental and third-party payers, changes to payment terms or challenges negotiating and retaining favorable contracts with private third-party payers, and changes impacting our patient population; the financial and operational impact of our compliance with various complex and changing federal and state privacy and security laws and regulations related to our use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential security threats, cybersecurity incidents or privacy or other forms of data breaches involving us, our vendors or other third parties; the continued availability of qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$656,960	$580,419	$1,893,437	$1,581,669

Operating expenses:
Provider expense	518,857	455,209	1,494,458	1,236,010
Cost of platform	69,666	61,440	207,443	185,884
Sales and marketing	9,941	6,960	26,077	20,687
General and administrative	34,452	39,641	115,583	108,881
Depreciation and amortization	3,503	2,766	10,140	7,250
Total operating expenses	636,419	566,016	1,853,701	1,558,712
Operating income	20,541	14,403	39,736	22,957
Other income	—	—	3,310	—
Interest income, net	1,724	2,271	5,280	7,610
Income before provision for income taxes	22,265	16,674	48,326	30,567
Provision for income taxes	7,671	6,867	20,288	11,426
Net income	14,594	9,807	28,038	19,141
Less: Net income attributable to non-controlling interests	1,107	2,946	2,439	5,373
Net income attributable to Privia Health Group, Inc.	$13,487	$6,861	$25,599	$13,768
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.11	$0.06	$0.20	$0.11
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.10	$0.05	$0.19	$0.11
Weighted average common shares outstanding – basic	127,535,114	122,768,890	125,948,746	121,840,638
Weighted average common shares outstanding – diluted	132,709,953	128,776,684	131,860,730	128,392,315

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	September 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$446,283	$479,685
Accounts receivable	623,582	400,902
Prepaid expenses and other current assets	29,693	30,414
Total current assets	1,099,558	911,001
Non-current assets:
Property and equipment, net	1,019	504
Right-of-use assets	7,531	8,794
Intangible assets, net	215,292	215,919
Goodwill	215,789	209,842
Deferred tax asset	—	2,274
Other non-current assets	24,528	21,044
Total non-current assets	464,159	458,377
Total assets	$1,563,717	$1,369,378

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$99,753	$96,804
Provider liability	572,498	469,516
Operating lease liabilities, current	2,107	2,200
Total current liabilities	674,358	568,520
Non-current liabilities:
Operating lease liabilities, non-current	6,149	7,331
Deferred tax liability	3,942	—
Other non-current liabilities	6,354	2,584
Total non-current liabilities	16,445	9,915
Total liabilities	690,803	578,435
Commitments and contingencies
Stockholders’ equity:
Common stock	1,277	1,236
Additional paid-in capital	945,150	892,291
Accumulated deficit	(130,711)	(156,310)
Total Privia Health Group, Inc. stockholders’ equity	815,716	737,217
Non-controlling interest	57,198	53,726
Total stockholders’ equity	872,914	790,943
Total liabilities and stockholders’ equity	$1,563,717	$1,369,378

(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$28,038	$19,141
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	432	580
Amortization of intangibles	9,708	6,670
Stock-based compensation	55,349	55,616
Deferred income taxes, net	3,888	9,337
Changes in asset and liabilities:
Accounts receivable, net	(221,800)	(176,544)
Prepaid expenses and other current assets	721	(3,038)
Other non-current assets and right-of-use assets	(1,806)	2,345
Accounts payable and accrued expenses	2,949	2,682
Provider liability	102,102	118,815
Operating lease liabilities	(1,509)	(1,187)
Other long-term liabilities	2,500	1,487
Net cash (used in) provided by operating activities	(19,428)	35,904
Cash from investing activities
Business acquisitions, net of cash acquired	(11,430)	(89,058)
Other	(1,128)	(1,200)
Net cash used in investing activities	(12,558)	(90,258)
Cash flows from financing activities
Proceeds from exercised stock options	7,468	4,557
Repurchase of non-controlling interest	(11,444)	—
Proceeds from non-controlling interest	2,560	—
Net cash (used in) provided by financing activities	(1,416)	4,557
Net decrease in cash and cash equivalents	(33,402)	(49,797)
Cash and cash equivalents at beginning of period	479,685	491,149
Cash and cash equivalents at end of period	$446,283	$441,352

Supplemental disclosure of cash flow information:
Interest paid	$288	$188
Income taxes paid	$14,136	$5,771

Supplemental disclosure of non-cash operating activities:
Lease liabilities obtained in exchange for right-of-use assets	$234	$1,832
Contingent consideration payable	$1,270	$—
(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2026	2025	2026	2025
FFS-patient care	$433,088	$352,604	$1,236,861	$995,829
FFS-administrative services	34,738	33,616	99,363	100,986
Capitated revenue	99,520	90,906	280,818	237,108
Shared savings	68,838	79,994	212,720	187,927
Care management fees (PMPM)	19,394	20,992	57,994	53,113
Other revenue	1,382	2,307	5,681	6,706
Total Revenue	$656,960	$580,419	$1,893,437	$1,581,669

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	September 30,
(Dollars in thousands)	2026	2025
Balance, beginning of period	$78,989	$66,355
Incurred health care costs:
Current year	271,675	228,352
Prior years(j)	(12,387)	(9,349)
Total claims incurred	$259,288	$219,003
Claims paid:
Current year	(174,640)	(159,911)
Prior year	(58,217)	(49,013)
Total claims paid	$(232,857)	$(208,924)
Balance, end of period	$105,420	$76,434

(j) During the nine months ended September 30, 2026 and 2025, the prior years’ incurred healthcare costs for unpaid medical claims reflect standard reconciliations that resulted in the reduction of liabilities and corresponding reduction in receivables. The net impact of these standard reconciliations were not material to the Company’s results of operations, including Net Income, non-GAAP Adjusted EBITDA or cash flows.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(k)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2026	2025	2026	2025

Implemented Providers (as of end of period) (1)	5,893	5,250	5,893	5,250
Attributed Lives (as of end of period) (2)	1,676,000	1,406,000	1,676,000	1,406,000
Practice Collections (3)	$1,028.8	$940.4	$2,913.6	$2,601.9

(1) Implemented Providers is defined as the total of all service professionals at the end of a given period who are credentialed and bill for medical services in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care or specialty services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(k) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (5)(l)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2026	2025	2026	2025

Care Margin	$138,103	$125,210	$398,979	$345,659
Platform Contribution	$73,926	$70,555	$209,947	$179,754
Platform Contribution Margin	53.5%	56.3%	52.6%	52.0%
Adjusted EBITDA	$40,594	$38,187	$114,711	$94,093
Adjusted EBITDA Margin	29.4%	30.5%	28.8%	27.2%

(5) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income before interest income, net, provision for income taxes, net income attributable to non-controlling interests, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges, contingent and deferred consideration, and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(l) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(m)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Revenue	$656,960	$580,419	$1,893,437	$1,581,669
Provider expense	(518,857)	(455,209)	(1,494,458)	(1,236,010)
Amortization of intangible assets	(3,362)	(2,601)	(9,708)	(6,670)
Gross Profit	$134,741	$122,609	$389,271	$338,989
Amortization of intangibles assets	3,362	2,601	9,708	6,670
Care Margin	$138,103	$125,210	$398,979	$345,659
(m) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(n)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Revenue	$656,960	$580,419	$1,893,437	$1,581,669
Provider expense	(518,857)	(455,209)	(1,494,458)	(1,236,010)
Amortization of intangibles assets	(3,362)	(2,601)	(9,708)	(6,670)
Gross Profit	$134,741	$122,609	$389,271	$338,989
Amortization of intangibles assets	3,362	2,601	9,708	6,670
Cost of platform	(69,666)	(61,440)	(207,443)	(185,884)
Stock-based compensation(6)	5,489	6,785	18,411	19,979
Platform Contribution	$73,926	$70,555	$209,947	$179,754
(n) Any slight variations in totals are due to rounding.
(6) Amount represents stock-based compensation expense included in Cost of platform.

Reconciliation of Net Income to Adjusted EBITDA(o)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2026	2025	2026	2025
Net income	$13,487	$6,861	$25,599	$13,768
Net income attributable to non-controlling interests	1,107	2,946	2,439	5,373
Provision for income taxes	7,671	6,867	20,288	11,426
Interest income, net	(1,724)	(2,271)	(5,280)	(7,610)
Depreciation and amortization	3,503	2,766	10,140	7,250
Stock-based compensation	14,032	18,977	55,349	55,616
Other income	—	—	(3,310)	—
Other expenses(7)	2,518	2,041	9,486	8,270
Adjusted EBITDA	$40,594	$38,187	$114,711	$94,093

(o) Any slight variations in totals are due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(p)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2026	2025 (10)	2026	2025 (10)
Net income	$13,487	$6,861	$25,599	$13,768
Stock-based compensation	14,032	18,977	55,349	55,616
Intangible amortization expense	3,362	2,601	9,708	6,670
Other expenses(8)	2,518	2,041	9,486	8,270
Other income	—	—	(3,310)	—
Tax effect of adjustments(9)	(5,376)	(6,377)	(19,233)	(19,050)
Adjusted net income	$28,023	$24,103	$77,599	$65,274
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.22	$0.20	$0.62	$0.54
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.21	$0.19	$0.59	$0.51
Weighted average common shares outstanding – basic	127,535,114	122,768,890	125,948,746	121,840,638
Weighted average common shares outstanding – diluted	132,709,953	128,776,684	131,860,730	128,392,315
(p) Any slight variations in totals due to rounding.
(8) Other expenses include employer taxes on equity vesting/exercises, severance, contingent and deferred consideration, and other non-recurring expenses.
(9) The Company uses a statutory blended tax rate of 27% on the adjustments between Net Income and Adjusted Net Income.
(10) Updated to conform with current year presentation.